EXHIBIT 10.1





                               AGREEMENT AMENDING



                        FARMIN & PARTICIPATION AGREEMENT



                                IN RELATION TO: -



                 31 EXPLORATION LICENSES AND 2 PRODUCTION LEASES



                            COVERING 3,042,624 ACRES



                  HELD BY MEMBERS OF THE SAYER GROUP CONSORTIUM



                            IN THE REPUBLIC OF TURKEY



                             DATED 14 NOVEMBER 2002

THIS AGREEMENT is made on this 20th day of December 2002

BETWEEN:

(1) ALADDIN MIDDLE EAST LTD ('AME'), a corporation organized and existing under the laws of the State of Delaware in the U.S.A., having offices in the city of Ankara and in the city of Wichita, Kansas, which is the designated Operator of all Sayer Group Consortium Exploration Licences and Production Leases in Turkey, ERSAN PETROL SANAYII A.S. ('ERSAN'), a corporation existing under the laws of the Republic of Turkey, having its head office in the city of Ankara, TRANSMEDITERRANEAN OIL COMPANY LTD. ('TMO'), a corporation existing under the laws of the British Columbia, Canada, having head office in the city of Vancouver, Canada, GUNEY YILDIZI PETROL URETIM SONDAJ MUTEAHHITLIK VE TICARET A.S. ('GYP'), a corporation existing under the laws of the Republic of Turkey, having head office in the city of Adiyaman (hereinafter collectively referred to as the SAYER GROUP CONSORTIUM ('SGC')); and

(2) AVENUE ENERGY INC., a corporation organized and existing under the laws of the State of Delaware in the U.S.A., having offices at Sherman Oaks, CA, USA at 15303 Ventura Blvd., 9th Fl. Sherman Oaks, CA, USA and in Australia at 34-36 Punt Road, Windsor, Melbourne, Australia, (hereinafter referred to as 'AVENUE'); and

(3) IT TECHNOLOGY INC., a corporation organized and existing under the laws of the State of Delaware in the U.S.A., having offices at Sherman Oaks, CA, USA at 15303 Ventura Blvd., 9th Fl. Sherman Oaks, CA, USA and in Australia at 34-36 Punt Road, Windsor, Melbourne, Australia, (hereinafter referred to as 'ITTE'); and

(4) MIDDLE EAST PETROLEUM SERVICES LIMITED a corporation organized and existing under the laws of the Isle of Man, United Kingdom, having its registered office at Norton House, Farrants Way, Castletown, Isle of Man, 1M9 1NR, British Isles and its representative office at Level 1, 160 Elizabeth Street, Hobart 7000, Tasmania, Australia (hereinafter referred to as 'MEPS').

RECITALS:

         (A) The Parties entered into a Farmin and Participation Agreement on 14 November 2002 (the 'FARMIN AND PARTICIPATION AGREEMENT'), which is in full force and effect.

         (B) ITTE has procured and Avenue has paid the Deposit of US$250,000 as required pursuant to clause 2.1 of the Farmin and Participation Agreement.

         (C) ITTE and Avenue have confirmed that Avenue is in a position to make when due the payment of US$1,250,000 under clause 3.2(b) of the Farmin and Participation Agreement and a further payment of US$500,000 on 10 February 2003, but have requested additional time for ITTE to raise additional funds for Avenue to acquire the full 45% interest in the Tosun License as contemplated in the Farmin and Participation Agreement.

         (D) SGC and MEPS have agreed to cooperate with ITTE and Avenue on the terms and conditions set out in this Agreement.

NOW, THEREFORE, for and in consideration of the terms, conditions and covenants herein set forth, the Parties agree as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1 Unless otherwise defined in this Agreement, terms defined in clause 1.1 of the Farmin and Participation Agreement same meaning where used in this Agreement.

1.2 Clause 1.2 of the Farmin and Participation Agreement shall apply as if set out in full herein.

2.       AMENDMENTS TO FARMIN AND PARTICIPATION AGREEMENT

2.1      GENERAL

         The Parties hereby agree to amend the Farmin and Participation Agreement as set out in this clause 2. Each Party acknowledges and agrees that the Farmin and Participation Agreement, as amended by this clause 2, is and shall remain in full force and effect.

2.2      AMENDMENTS TO CLAUSE 3

         Clause 3 of the Farmin and Participation Agreement is deleted and replaced with the following:

         3.       TOSUN FARMIN

         3.1      ACQUISITION OF INTERESTS

         (a) In consideration of the payment of US$1 to each of AME and ERSAN (the receipt and sufficiency of which AME and ERSAN hereby acknowledge) and subject to the terms and conditions of this Agreement, AME and ERSAN (each as to a 17.5% Participating Interest) agree to transfer and assign to Avenue (or its Nominated Affiliate, if so requested by Avenue), and Avenue agrees to accept (or procure that its Nominated Affiliate accepts), free and clear of Encumbrances, an aggregate 35% Participating Interest in the Tosun Licence. The closing of such transfer and assignment shall occur immediately following the making of the payment referred to in clause 3.2(a)(ii).

         (b) In consideration of the payment of US$1 to each of AME and ERSAN (the receipt and sufficiency of which AME and ERSAN hereby acknowledge) and subject to the terms and conditions of this Agreement, AME and ERSAN (each as to a 5% Participating Interest) hereby grant to Avenue (or its Nominated Affiliate) the option to acquire, free and clear of Encumbrances, an additional 10% Participating Interest in the Tosun Licence. Exercise of such option shall be effected by the giving to AME of a written notice signed by or on behalf of Avenue stating that it is exercising such option. No such notice shall be effective unless given on or prior to 10 February 2003.

         (c) In the event that Avenue exercises the Karakilise Option but does not exercise the option under clause 3.1(b) by midnight on 10 February 2003, AME and ERSAN (each as to a 5% Participating Interest) shall transfer and assign to Avenue (or its Nominated Affiliate, if so requested by Avenue), and Avenue shall accept (or procure that its Nominated Affiliate accepts), free and clear of Encumbrances, an additional 10% Participating Interest in the Tosun Licence. The closing of such transfer and assignment shall occur within 5 Business Days after the exercise of the Karakilise Option.

         (d) For the avoidance of doubt, clauses 3.1(b) and 3.1(c) are mutually exclusive.

         3.2      FARMIN PAYMENTS

         (a) Avenue shall pay (or procure that its Nominated Affiliate pays) to AME, as a fixed and final price for its share of the dry-hole costs associated with the drilling of the Tosun-1 Well (inclusive of all taxes (other than Withholding Tax) and other costs and expenses of any kind), the following sums:

                  (i) US$250,000 by way of payment of the Deposit in accordance with clause 2.1 (the receipt of which is hereby acknowledged);

                  (ii) a further US$1,250,000 promptly following execution of this Agreement; and

                  (iii) a further US$500,000 on or prior to 10 February 2003, provided that drilling of the Tosun-1 Well is proceeding in accordance with the Tosun Drilling Contract.

         (b) If Avenue or its Nominated Affiliate acquires a further 10% Participating Interest in the Tosun Licence pursuant to clause 3.1(b), then as a further contribution to the drilling costs referred to in clause 3.2(a) Avenue shall pay (or procure that its Nominated Affiliate pays) to AME an additional US$500,000 within 5 Business Days after the Tosun Well has reached a depth of not less than the 'Agreement Depth' specified in the Tosun Drilling Contract, as notified by AME to Avenue.

         (c) If Avenue or its Nominated Affiliate acquires a further 10% Participating Interest in the Tosun Licence pursuant to clause 3.1(c), then at closing of that acquisition Avenue shall pay (or procure that its Nominated Affiliate pays) to AME:

                  (i) if the Tosun-1 Well has resulted in a commercial discovery, the sum of US$1,325,000 (being (A) 250% of the amount specified in clause 3.2(b), plus (B) a further US$75,000 in respect of the logging, running of a completion string, cementing and perforating at the Tosun-1 Well referred to in clause 3.3); or

                  (ii) if the Tosun-1 Well has not resulted in a commercial discovery, the sum of US$500,000 (being 100% of the amount specified in clause 3.2(b)).

                  For purposes of sub-paragraphs (i) and (ii) above, "commercial discovery" means any discovery of reserves of petroleum which
                  (1) are tested and produced in the well encountering the same, or if not so tested, are determined by AME and Avenue as being capable of being produced, and (2) can be exploited on a commercial basis.

         3.3      OBLIGATIONS AT DISCOVERY

                  In the event of a discovery of hydrocarbons in the Tosun-1 Well which AME and Avenue, acting reasonably, agree merits further appraisal, AME shall, as contractor for the Participants in the Tosun Licence and in accordance with the Tosun Drilling Program, undertake all requisite logging, running of a completion string, cementing and perforating at the Tosun-1 Well. The aggregate amount which AME may invoice or otherwise charge to the Participants in the Tosun Licence in respect of such works shall not exceed US$500,000, of which Avenue's share is:

                  (a) in the event that Avenue has not acquired and does not acquire an additional 10% Participating Interest in the Tosun Licence pursuant to either clause 3.1(b) or clause 3.1(c), 40% (being a maximum of US$200,000); or

                  (b) in the event that Avenue has acquired or does acquire an additional 10% Participating Interest in the Tosun Licence pursuant to either clause 3.1(b) or clause 3.1(c), 50% (being a maximum of US$250,000).

         3.4      TOSUN JOA

         (a) AME, ERSAN and Avenue have executed together with this Agreement the Tosun JOA in a form agreed with MEPS pursuant to clause 9.1(a). The Tosun JOA is in terms which assume that Avenue (or its Nominated Affiliate) holds a 35% Participating Interest in the Tosun Licence.

         (b) Unless and until such time as Avenue acquires, pursuant to clause 3.1(b) or (c), an additional 10% Participating Interest in the Tosun Licence, clause 9.3(b) and (c) shall be deemed to be replaced with the following insofar as they relate to the Tosun Licence (but not in relation to any other SGC Interest):

                  "(b) Subject to clauses 7.6, 8.2 and 8.3, the Participating Interests in the Tosun License shall be held and, subject to clause 9.3(d), the Net Pre-tax Revenue derived by the Operator or the Participants from the Joint Operations associated with the Tosun Licence (including the sale of crude oil by AME on behalf of the relevant Participants) shall accrue to the Participants in the Tosun License, in the following proportions:

                                    SGC Participants            55%

                                    Avenue                      35%

                                    MEPS                        10%

                  (c) Except as otherwise provided in this Agreement, the Joint Operating Expenses properly incurred after the date of this Agreement in relation to the Tosun License shall be borne in the following proportions:

                                    SGC Participants            60%

                                    Avenue                      40%

                                For the avoidance of doubt, MEPS shall not be required to fund the Joint Operating Expenses in relation to the Tosun License."

                  (c) Immediately upon Avenue acquiring, pursuant to clause 3.1(b) or (c), an additional 10% Participating Interest in the Tosun Licence, the Tosun JOA shall be, and shall be deemed to have been, amended as follows:

                           (i)      by the deletion of the first sentence of
                                    Article 3.2.4 and its replacement with the following:

                                    "Notwithstanding Article 3.1, the share of any costs or expenses which the holder of the Carried Interest (or part thereof) is, or but for this Article 3.2.4 would be, required under the terms of Article 3.1 to contribute by virtue of the Carried Interest (or part thereof) held by it shall be the responsibility of and advanced by the Parties holding Percentage Interests that (in whole or part) are not the Carried Interest (including the holder of the Carried Interest or part thereof, in respect of that part of such holder's Percentage Interest (if any) that is not comprised of the Carried Interest or part thereof), as between them in proportion to their respective Percentage Interests (excluding any part thereof comprising the Carried Interest or part thereof).";

                           (ii)     by the deletion from Articles 5.10.1 and
                                    8.4.5 of the words "seventy percent (70%)" and their replacement with the words "fifty five percent (55%)";

                           (iii) by the deletion from Article 9.2.1(iv) of the reference to "35%" and its replacement with a reference to "45%"; and

                           (iv) by deleting from the definition of "Sunk Costs" the words "one hundred and fifty percent (150%) of".

         (d) For the avoidance of doubt, as stated in clause 9.1(e) the terms of the Tosun JOA shall prevail over and to the exclusion of any conflicting provision of this Agreement, including in the period referred to in clause 3.4(b), provided that no consent shall be required under the Tosun JOA to the transfer pursuant to this Agreement of a Participating Interest in the Tosun Licence and a corresponding interest under the Tosun JOA.

2.3      AMENDMENTS TO CLAUSE 4

         (a) Clause 4.1 of the Farmin and Participation Agreement is deleted and replaced with the following:

         "4.      KARAKILISE FARMIN

         4.1      GRANT OF KARAKILISE OPTION

                  In consideration of the payment of US$1 to each of AME and ERSAN (the receipt and sufficiency of which AME and ERSAN hereby acknowledge) and subject to the terms and conditions of this Agreement, AME and ERSAN hereby grant to Avenue the option to acquire, free from Encumbrances, a 45% Participating Interest in the Karakilise Licence, provided that ITTE confirms in writing to AME that the funding required under clause 4.4 and (if applicable) clause 3.2(c) is available to Avenue."; .

         (b) Clause 4.2 of the Farmin and Participation Agreement is amended by deleting the reference to "60 days" and replacing it with a reference to "45 days".

2.4      AMENDMENTS TO CLAUSE 5

         (a) Clause 5.2(a) of the Farmin and Participation Agreement is deleted and replaced with the following:

                  "If Avenue does not exercise the option in clause 3.1(b), then with effect from midnight on 10 February 2003:

                  (i) the "45%" percentage figure set out against the reference to "AME" in clause 5.5(c) shall be deemed to be amended to and read as "55%";

                  (ii) the "45%" percentage figure set out against the reference to "Avenue" in clause 5.5(c) shall be deemed to be amended to and read as "35%";

                  (iii) all other references in clause 5 to "45%" shall be deemed to be amended to and read as "35%";

                  (iv) for the purposes of the closing of the Acquisition of the interests the subject of clause 5.1(b) (but not any other Acquisition), the references to "45%" in clauses 7.2(b)(i), 8.2(a)(i) and 8.3 shall be deemed to refer to "35%"; and

                  (v) in connection with the Acquisition of the interests the subject of clause 5.1(b) (but not in connection with any other Acquisition in relation to which clause 7.6 applies), the words:

                                    "shall be held by the Parties, and as
                                    between such Parties in the proportions, set out in Schedule "A" in the column 'Post Farmin'"

                           shall be deemed to be deleted from clause 7.6 and replaced with the words:

                                    "shall be held by Avenue or its Nominated
                                    Affiliate (as to a 35% Participating
                                    Interest), MEPS or its Nominated Affiliate
                                    (as to a 10% Participating Interest) and AME
                                    (as to the remaining 55% Participating
                                    Interest)"

         (b) The following shall be inserted into the Farmin and Participation Agreement as a new clause 5.2(d):

                  "If Avenue exercises the Kahta Option at a time when it is still able to but has not exercised the option in clause 3.1(b) (so that it cannot be determined whether Avenue will be acquiring a 35% or 45% Participating Interest under clause 5.1(b)):

                  (i) closing of the Kahta Option will be delayed until (1) 12th February 2003 or (2) if Avenue exercises the option under clause 3.1(b), the date upon which closing is to occur in respect of that option (whichever such date is the earlier);

                  (ii) notwithstanding clause 5.2(c), clauses 5.3 to 5.6 shall apply with immediate effect on the assumption that Avenue or its Nominated Affiliate will acquire a 35% Participating Interest only under clause 5.1(b), provided that if the option in clause 3.1(b) is exercised so that such Participating Interest is 45%, then the rights and obligations of the Parties under clauses 5.4 and 5.5 and the related Joint Operating Agreement shall be determined as if Avenue or its Nominated Affiliate had acquired such 45% Participating Interest on the date upon which the option in clause 5.1(b) was exercised; and

                  (iii) AME shall not be required to conduct workover or drilling operations under clause 5.4 at any time when it determines that weather conditions do not so permit."

2.5      CONSEQUENTIAL AMENDMENTS

         As a consequence of the amendments made pursuant to clauses 2.2, 2.3 and 2.4 above, the following additional amendments are made to the Farmin and Participation Agreement (clause numbers below refer to clauses in the Farmin and Participation Agreement):

                  (a) in the definition of 'Acquisition', the reference to 45% is deleted;

                  (b) in paragraph (b) of the definition of 'Sunk Costs', if Avenue or its Nominated Affiliate do not acquire, pursuant to clause 3.1(b) or (c), a further 10% Participating Interest in the Tosun Licence, the words "one hundred and fifty percent (150%) of" shall be deemed to be inserted after the words "deemed in the aggregate to equal";

         (c)      in relation to clause 7.6:

                  (i) there shall be inserted after the words "other than the Kahta Lease" the words "and excluding any Acquisition by Avenue or its Nominated Affiliate of a further 10% Participating Interest in the Tosun Licence pursuant to clause 3.1(b) or (c)"; and

                  (ii) in connection with the acquisition by Avenue or its Nominated Affiliate pursuant to clause 3.1(a) of a 35% Participating Interest in the Tosun Licence (but not in connection with any other Acquisition in relation to which clause 7.6 applies), the words:

                                    "shall be held by the Parties, and as
                                    between such Parties in the proportions, set out in Schedule "A" in the column 'Post Farmin'"

                           shall be deemed to be deleted from clause 7.6 and replaced with the words:

                                    "shall be held by Avenue or its Nominated
                                    Affiliate (as to a 35% Participating
                                    Interest), MEPS or its Nominated Affiliate
                                    (as to a 10% Participating Interest) and AME and ERSAN (as to a 27.5% Participating Interest each)"

                  (d) for the purposes of the closing of the Acquisition in clause 3.1(a) and (if applicable) clause 3.1(b) or
                           (c) (but not any of the other Acquisitions), the references to "45%" in clauses 7.2(b)(i), 8.2(a)(i) and 8.3 of the Farmin and Participation Agreement shall be deemed to refer to the actual Participating Interests the subject of the relevant Acquisition (i.e. 35% or 10%, as the case may be);

         (e) in clause 15.4, unless and until Avenue or its Nominated Affiliate acquire, pursuant to clause 3.1(b) or (c), a further 10% Participating Interest in the Tosun Licence, the words:

                           "50% percent by the relevant SGC Participants (as between them in proportion to their respective Participating Interests) and as to the remaining 50% by Avenue or its Nominated Affiliate"

                  shall be deemed to be deleted and replaced with the words:

                           "60% percent by the relevant SGC Participants (as between them in proportion to their respective Participating Interests) and as to the remaining 40% by Avenue or its Nominated Affiliate";

                  (f) in relation to Schedule 'E', the prescribed form of Transfer and Assignment to be submitted to GDPA shall be amended to by replacing all references to "45%" with a reference to "35%";

         (g) in Schedule 'I' (Tosun Drilling Contract), Article 11 (Special Provisions) shall be deemed to be amended to reflect the revised arrangements provided for in this Agreement; and

         (h) in clause 9.1(c), the words "Promptly following the Tosun Closing Date" are deleted and replaced with the words "Promptly following the exercise of the option in clause 3.1(b) or of the Karakilise Option (whichever is the sooner)".

2.5      CORRECTIONS

         In order to correct typographical errors and internal inconsistencies in the original agreement, the Farmin and Participation Agreement is further amended as follows:

         (a) in Recital (G), the words "in the period of 24 months from the date of the execution of this Agreement" are deleted;

         (b) the definition of Sunk Costs is deleted and replaced with the following:

                  "SUNK COSTS" means the contributions made by a Participant on or after 14 November 2002 and in accordance with this Agreement or any Joint Operating Agreement (including, but not limited to, contributions made on behalf of MEPS) towards the cost and expenses incurred in relation to Joint Operations on any SGC Interest in which Avenue or its Affiliate holds an interest (or has an interest held on its behalf by AME) acquired pursuant to this Agreement, and includes (without limiting the generality of the foregoing):

                  (a) any payment of or in respect of Withholding Tax payable in relation to any such cost or expenses or the contribution of a Party thereto;

                  (b)      in relation to Avenue or its Affiliate:

                           (i) the full amounts paid pursuant to clauses 3, 4 and 9.3(c) of this Agreement;

                           (ii) all stamp tax paid by it under or in respect of the Farmin and Participation Agreement or the transaction contemplated therein;

                           (iii) all fees, costs or expenses paid under any representation and consulting agreement with Mr O.Sayer relating to the activities contemplated in this Agreement; and

                           (iv) all fees and expenses paid to the legal advisers to Avenue and ITTI in relation to the negotiation, preparation and execution of this Agreement and the consummation and closing of the transactions provided for herein; and

                  (c) in relation to AME and ERSAN, its contributions to the cost and expenses of Joint Operations incurred in relation to the drilling and other operations and works carried out in relation to either the Tosun-1 Well or the Karakilise-1 Well or both, as the case may be, on the basis that, unless otherwise agreed by the Parties and solely for the purposes of clause 9.3 of this Agreement and the corresponding provisions of any applicable Joint Operating Agreement, the amount of such contributions shall be deemed in the aggregate to equal the amount of the Sunk Costs claimed and recoverable by Avenue or its Affiliate in relation to those operations and works;".

                  (c) the definition of Tosun JOA is deleted and replaced with the following "means the Joint Operating Agreement dated on or about 20 December 2002 between AME, ERSAN and Avenue and relating to the Tosun Licence";

         (d) in clause 5.5(d), "10% of" shall be inserted after the words "is less than";

                  (e) at the end of clause 8.3, the words "including clauses 8.3(a) to (i)" are deleted and replaced with the words "including clauses 8.3(b) to (i)";

                  (f) in clause 9.1(c)(ii), the words "the draft Joint Operating Agreement set out in Schedule H" are deleted and replaced with the words "the Tosun JOA";

                  (g) in clauses 9.3(d)(i) and (ii), "10% of" is inserted after the words "is less than" and the words "that percentage of" is inserted before the words "such Sunk Costs"; and

                  (h)      in clause 17.2, the parenthetical is deleted.

3.       GENERAL

         Clauses 13 (Assignment and encumbrances), 14 (Confidentiality), 17 (Notices) and 18 (General) of the Farmin and Participation Agreement shall apply to this Agreement as if set out in full herein.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date above written

ALADDIN MIDDLE EAST LTD.

By:  /s/ Oyman Sayer

Mr Oyman Sayer

Executive Vice-President and

General Manager



ERSAN PETROL SANAYII A.S.

By: /s/ Oyman Sayer

Mr Oyman Sayer

Chairman of the Board



TRANSMEDITERRANEAN OIL COMPANY LTD

By:  /s/ Oyman Sayer

Mr Oyman Sayer

Executive Vice-President and

General Manager



GUNEY YILDIZI PETROL URETIM SONDAJ MUTEAHHITLIK VE TICARET A.S

By: /s/ Oyman Sayer

Mr Oyman Sayer

Chairman of the Board



MIDDLE EAST PETROLEUM SERVICES LTD.

By:  /s/ Cem Sayer

Mr Cem Sayer

Authorised Signatory    on behalf of Middle East Petroleum Services Ltd.



AVENUE ENERGY INC.

By:  /s/ Jonathan Herzog

Mr Jonathan Herzog

President



IT TECHNOLOGY INC.

By: /s/ Jonathan Herzog

Mr Jonathan Herzog

Exec. Vice President